UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported):  SEPTEMBER 16, 2005

                       PROTOCALL TECHNOLOGIES INCORPORATED
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             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
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                 (State or Other Jurisdiction of Incorporation)

         0-51111                                          41-2033500
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(Commission File Number)                       (IRS Employer Identification No.)

           47 MALL DRIVE
          COMMACK, NEW YORK                               11725-5717
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(Address of Principal Executive Offices)                  (Zip Code)

                                 (631) 543-3655
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

        On September 16, 2005, we completed a private placement of our common stock and a warrant to purchase common stock with an accredited investor resulting in gross proceeds of $800,000 pursuant to a securities purchase agreement with this investor. The investor purchased an aggregate of 2,380,952 shares of our common stock at a purchase price of $.336 per share. In consideration of the investor's purchase of the shares, we issued the investor a three-year warrant to purchase an aggregate of 2,380,952 shares of our common stock at an exercise price of $.50 per share. The warrant is exercisable by delivering the warrant certificates to us, together with a completed election to purchase and the full payment of the exercise price.

         The per share price of the common stock is subject to anti-dilution adjustment in the case of the sale of discounted common stock or discounted convertible securities. The number of shares issuable upon exercise and the per share exercise price of the warrant are subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification, consolidation or merger or in the case of the issuance of our common stock or convertible securities at a per share price below the exercise price of the warrant. Similar anti-dilution provisions were contained in the securities purchase agreements and warrants entered into and issued in our June 2005 private placements, and these provisions were triggered by the September 16, 2005 private placement. As a result, the number of shares of common stock issued to the June 2005 private placement investors was increased from 1,986,302 to 4,315,476, and the exercise price for the warrants issued to these investors was decreased from $1.00 per share to $.336 per share.

         We also granted the investor so-called "piggy-back" registration rights covering the shares of common stock and the shares of common stock underlying the warrant, which provide that we will include the shares in future registration statements filed by us under the Securities Act of 1933. Finally, we granted the investor preemptive rights, enabling the investor to maintain his fully-diluted ownership position in our company in the event of certain future issuances of our securities.

         The foregoing summary description of the warrant issued to the investor and of the securities purchase agreement is qualified by reference to the full text thereof, a copy of each of which is attached hereto as Exhibits 4.1 and
10.1 respectively, and incorporated herein in their entirety.

         Neither the shares of common stock purchased by the investor nor the shares of common stock underlying the warrant were registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(2) and Regulation D under the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving any public offering. The investor qualified as an accredited investor, as defined in Regulation D, in order to receive the common stock and the warrant. The shares of common stock and the shares of common stock underlying the warrant cannot be sold unless they are subsequently registered under the Securities Act or an exemption from registration is available.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

          (c)    Exhibits.

Exhibit No.                Description

4.1 Warrant to Purchase Common Stock issued by Protocall Technologies Incorporated on September 16, 2005 to Joachim R. Anzer.

10.1 Securities Purchase Agreement, dated September 16, 2005, between Protocall Technologies Incorporated and Joachim R. Anzer.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    PROTOCALL TECHNOLOGIES INCORPORATED


Date:  October 3, 2005              By: /s/ Donald J. Hoffmann
                                        ----------------------------------------
                                        Donald J. Hoffmann
                                        Chief Executive Officer